UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2012

FIRSTCITY FINANCIAL
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, Texas (Address of principal executive offices)	76712 (Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 20, 2012, FirstCity Financial Corporation (the “Company”) issued a press release describing, among other things, its results of operations for the three-month and twelve-month periods ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1. Such information, including Exhibit 99.1, is furnished pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 2.06.   Material Impairments.

On March 15, 2012, FirstCity Financial Corporation (the “Company”) determined that certain of its equity investments in unconsolidated Mexican subsidiaries and a consolidated Mexican subsidiary were impaired. As a result, the Company recorded non-cash net impairment charges of $9.2 million on its impaired investments in these Mexican subsidiaries during the quarterly period ended December 31, 2011.

The Company’s investments in the unconsolidated subsidiaries consist of 8-15% ownership interests in Mexican investment entities that acquired interests in residential and commercial non-performing loan portfolios from financial institutions in Mexico. The Company accounts for its equity investments in these subsidiaries under the equity method of accounting. The Company obtained pricing information on similar assets that revealed the carrying value of its investments in the unconsolidated Mexican subsidiaries was less than fair value and, as a result, the Company evaluated these investments for impairment. The Company recorded a non-cash impairment charge of $7.4 million on its impaired investments in the unconsolidated Mexican subsidiaries during the quarterly period ended December 31, 2011. The Company’s carrying value of its investments in these subsidiaries, after the impairment charge, approximated $4.6 million at December 31, 2011. It is not anticipated that the impairment charge will result in future cash expenditures by the Company.

The Company’s investment in the consolidated subsidiary consists of a 58% ownership interest in a Mexican investment entity that acquired interests in non-performing residential loans from a financial institution in Mexico. The Company determined that it expected to sell or otherwise dispose of this consolidated Mexican subsidiary (and two other consolidated, wholly-owned Mexican subsidiaries) over the next twelve months. In connection with the Company’s disposal plan and expectations, each consolidated subsidiary was determined to be a separate disposal group, and the assets and liabilities of each subsidiary were measured at the lower of their respective carrying amount or estimated fair value (less costs to sell) and classified as “held for sale” on the Company’s consolidated balance sheet. The Company determined that the carrying value of its majority-owned Mexican subsidiary exceeded its estimated fair value, less estimated costs to sell, by $3.1 million (of which $1.8 million was attributed to FirstCity). As such, the Company recognized a net impairment charge of $1.8 million during the quarterly period ended December 31, 2011. The estimated fair values for the two wholly-owned Mexican subsidiaries, less estimated costs to sell, exceeded their respective carrying values. It is not anticipated that the impairment charge will result in future cash expenditures by the Company.

Item 7.01.   Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)                             Exhibits:

99.1                                                                           Press release dated March 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: March 20, 2012	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 20, 2012.